                                  EXHIBIT 23(a)

                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-57981) pertaining to the Worthington Industries, Inc. Deferred Profit Sharing Plan; (Form S-3 No. 33-46470 and Form S-3 No. 333-48627) pertaining to the Worthington Industries, Inc. Dividend Reinvestment and Stock Purchase Plan; (Form S-8 No. 33-38486) pertaining to the Worthington Industries, Inc. 1990 Stock Option Plan; (Form S-8 No. 333-42849) pertaining to the Worthington Industries, Inc. 1997 Long-Term Incentive Plan; and (Form S-8 No. 333-52628) pertaining to the Worthington Industries, Inc. 2000 Stock Option Plan for Non-Employee Directors, of our report dated June 15, 2001, with respect to the consolidated statements of earnings, shareholders' equity and cash flows and the financial statement schedule of Worthington Industries, Inc. for the year ended May 31, 2001 included in this Annual Report (Form 10-K) for the year ended May 31, 2003.

/s/ Ernst & Young LLP
---------------------
Columbus, Ohio
August 20, 2003

                                      E-10